EXHIBIT 77Q1.  EXHIBITS


The following document is incorporated by reference:

Revised By-Laws of The Lou Holland Trust as Amended and Restated, effective March 29, 2006, are incorporated by reference to Post-Effective Amendment No. 16 to the Registration Statement of The Lou Holland Trust filed on April 26, 2006.